Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We have issued our report dated April 15, 2016, with respect to the financial statements included in the Annual Report of Advanced Credit Technologies, Inc. on Form 10-K/A for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Advanced Credit Technologies, Inc. on Forms S-8 (File No. 333-183977).
/s/Yichien Yeh, CPA
Yichien Yeh, CPA
Oakland Gardens, New York
 October 14, 2016